As filed with the Securities and Exchange Commission on August 7, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PENN ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2234473
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

825 Berkshire Blvd., Suite 200
Wyomissing, Pennsylvania 19610
(Address of Principal Executive Offices) (Zip Code)

PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as Amended
(Full title of the plan)

Christopher Rogers
Executive Vice President, Chief Strategy and Legal Officer and Secretary
PENN Entertainment, Inc.
825 Berkshire Blvd., Suite 200
Wyomissing, Pennsylvania 19610
(Name and address of agent for service)

(610) 373-2400
(Telephone number, including area code, of agent for service)

Copy to:
Raquel Fox
Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W.
Washington, D.C. 20005
(202) 371-7050

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by PENN Entertainment, Inc. (the “Registrant” or “Company”) in accordance with General Instruction E to Form S-8, to register 8,197,275 additional shares of common stock, $0.01 par value per share (the “Common Stock”), reserved for issuance under the PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan (as amended, the “2022 Plan”), as approved by the Company’s shareholders on June 17, 2025. The contents of the Company’s registration statements on Form S-8 filed with the Securities and Exchange Commission on June 15, 2022 (No. 333-265637) and June 16, 2023 (No. 333-272723), which relate to the 2022 Plan, are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description

4.1
Second Amended and Restated Articles of Incorporation of Penn National Gaming, Inc., filed with the Pennsylvania Department of State on October 15, 1996, as amended by the Articles of Amendments to the Amended and Restated Articles of Incorporation filed with the Pennsylvania Department of State on November 13, 1996, July 23, 2001 and December 28, 2007 and the Statement with Respect to Shares of Series C Convertible Preferred Stock of Penn National Gaming, Inc. dated as of January 17, 2013, and the Statement with Respect to Shares of Series D Convertible Preferred Stock of Penn National Gaming, Inc. dated as of February 19, 2020, and as further amended and restated by the Second Amended and Restated Articles of Incorporation of Penn National Gaming, Inc. filed with the Pennsylvania Department of State on June 17, 2021, is hereby incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed June 21, 2021 (SEC File No. 000-24206).

4.1(a)
Articles of Amendment to its Second Amended and Restated Articles of Incorporation, effective August 4, 2022, is hereby incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 (SEC File No. 000-24206).

4.2	Fifth Amended and Restated Bylaws of the Company, is hereby incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 12, 2024 (SEC File No. 000-24206).

5.1*	Opinion of Ballard Spahr LLP.

10.1
PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as amended, is hereby incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 28, 2025 (SEC File No. 000-24206).

10.2
Form of Restricted Stock Unit Award Agreement (Stock-Settled) for the PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as amended, is hereby incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-8 filed on June 16, 2023 (SEC File No. 000-24206).

10.3
Form of Restricted Stock Unit Award Agreement (Cash-Settled) for the PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as amended, is hereby incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-8 filed on June 16, 2023 (SEC File No. 000-24206).

10.4
Form of Performance Unit Award Agreement (Stock-Settled) for the PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as amended, is hereby incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 8, 2024 (SEC File No. 000-24206).

10.5
Form of Restricted Stock Award Agreement for the PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as amended, is hereby incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-8 filed on June 16, 2023 (SEC File No. 000-24206).

10.6
Form of Non-Qualified Stock Option Award Agreement for the PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as amended, is hereby incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-8 filed on June 16, 2023 (SEC File No. 000-24206).

10.7
Form of Non-Qualified Stock Option Certificate for the PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as amended, is hereby incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on August 8, 2024 (SEC File No. 000-24206).

10.8
Form of Stock Appreciation Right Award Agreement for the PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as amended, is hereby incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-8 filed on June 16, 2023 (SEC File No. 000-24206).

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page hereto).

107*	Filing Fee Table.
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on August 7, 2025.

PENN ENTERTAINMENT, INC.

By:	/s/ Christopher Rogers
Name:	Christopher Rogers
Title:	Executive Vice President, Chief Strategy and Legal Officer and Secretary

POWER OF ATTORNEY

BE IT KNOWN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Jay A. Snowden and Christopher Rogers and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 7, 2025.

Signature	Title

/s/ Jay A. Snowden	Chief Executive Officer, President and Director (Principal Executive Officer)
Jay A. Snowden

/s/ Felicia R. Hendrix	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Felicia R. Hendrix

/s/ David A. Handler	Director, Board Chair
David A. Handler

/s/ Vimla Black-Gupta	Director
Vimla Black-Gupta

/s/ Anuj Dhanda	Director
Anuj Dhanda

Director
Johnny Hartnett

/s/ Marla Kaplowitz	Director
Marla Kaplowitz

/s/ Carlos Ruisanchez	Director
Carlos Ruisanchez

/s/ Jane Scaccetti	Director
Jane Scaccetti